EXHIBIT 21








                     SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                               (100% WHOLLY-OWNED)


                 NAME OF SUBSIDIARY               JURISDICTION OF INCORPORATION

                Topps Ireland Limited                        Ireland

                Topps Europe Limited                     United Kingdom